UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 21, 2008

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 21, 2008, Humana Inc. (the “Company” or “Humana”) received the final approvals from The Centers for Medicare & Medicaid Services (CMS) of its Medicare benefit plans for 2009. The related 2008 written agreements between the Company’s subsidiaries and CMS have been renewed for another one-year term, and nine new contracts allowing the Company to offer benefit plans in Alabama, Hawaii, Louisiana, Mississippi, Nevada, New Mexico, Pennsylvania, Virginia and West Virginia are now effective. The renewed 2008 contracts and the nine new agreements are collectively referred to herein as the “CMS Contracts.”

Humana will offer the following plans for its Medicare members effective beginning January 1, 2009:

Medicare Advantage Private Fee-for-Service (PFFS) plans, statewide in 40 states, select counties in the remaining 6 states, and Puerto Rico;

Regional Medicare Advantage Preferred Provider Organization (PPO) plans in 23 states across 14 Medicare Advantage regions;

Local Medicare Advantage PPO plans in 503 counties across 29 states and Puerto Rico;

Medicare Advantage Health Maintenance Organization (HMO) plans in 167 counties across 11 states and Puerto Rico; and

Medicare Prescription Drug Plans (PDP) statewide in 50 states, the District of Columbia, and Puerto Rico.

The marketing process for the Company’s 2009 Medicare offerings begins on October 1, 2008, with enrollment beginning November 15, 2008.

Each of the CMS Contracts was effective when signed, has a termination date of December 31, 2009, and may be renewed for successive one-year terms subject to the consent of the parties and their agreement on a bid as submitted by Humana or its subsidiaries. Each of the CMS Contracts may be terminated by either party in the event of the failure by the other to substantially carry out its obligations under the CMS Contracts, and by CMS in the event of a violation by Humana of relevant CMS regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Steven E. McCulley
Steven E. McCulley Vice President and Controller Principal Accounting Officer

Dated: September 23, 2008